UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 10, 2008

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 10, 2008, PC Mall Canada, Inc., a wholly-owned subsidiary of PC Mall, Inc., exercised its first option to extend the term of its lease agreement with Complexe Rue Universite S.E.C. for a period of 102 months, commencing on July 1, 2008 and continuing through December 31, 2016, with an option to extend the lease for an additional period of five years (the “Addendum No. 2”).

The leased property is 45,128 square feet of office space, located in Montreal, Quebec. The monthly base rent, for the period commending July 1, 2008 through December 31, 2016, will be $48,888.67 per month plus applicable taxes for the first five years and $52,649.33 per month plus applicable taxes thereafter.

A copy of the Addendum No. 2 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Addendum No. 2, by and between Complexe Rue Universite S.E.C., PC Mall Canada, Inc. and PC Mall, Inc., dated January 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: January 15, 2008	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Interim Chief Financial Officer

Index to Exhibit

Exhibit No.	Description

10.1	Addendum No. 2, by and between Complexe Rue Universite S.E.C., PC Mall Canada, Inc. and PC Mall, Inc., dated January 10, 2008